                                                                     EXHIBIT 4.1

              ==================================================

                           ROCHESTER GAS AND ELECTRIC
                                  CORPORATION


                                       TO


                             BANKERS TRUST COMPANY,

                                                Trustee

                                   ----------

                             SUPPLEMENTAL INDENTURE

                           Dated as of April 1, 2001


                        SUPPLEMENTAL TO GENERAL MORTGAGE

                            Dated September 1, 1918

                                   ----------


                First Mortgage 6.95% Bonds, Due 2011, Series TT


              ==================================================

     SUPPLEMENTAL INDENTURE, dated as of April 1, 2001 between ROCHESTER GAS AND ELECTRIC CORPORATION (its name having been duly changed from "Rochester Railway and Light Company"), a corporation of the State of New York with offices located at 89 East Avenue, Rochester, New York 14649 (hereinafter sometimes called the "Company"), party of the first part, and BANKERS TRUST COMPANY, a corporation of the State of New York with its principal corporate trust office located at Four Albany Street, New York, New York 10006, as Trustee under the Indenture dated September 1, 1918 between Rochester Railway and Light Company and Bankers Trust Company (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company heretofore executed and delivered its General Mortgage (hereinafter sometimes referred to as the "Original Indenture"), dated the 1st day of September, 1918, to the Trustee to secure an issue of General Mortgage Bonds of the Company issuable in series and limited in aggregate principal amount as therein specified; and

     WHEREAS, the Company heretofore executed and delivered forty indentures amending and supplementing the Original Indenture, said forty indentures being dated March 1, 1921, October 23, 1928, August 1, 1932, as of May 1, 1940, as of March 1, 1949, as of August 15, 1950, as of June 1, 1952, as of March 1, 1955, as of July 1, 1957, as of October 15, 1959, as of November 15, 1961, as of September 15, 1964, as of May 1, 1966, as of September 15, 1967, as of July 1, 1968, as of August 15, 1969, as of September 1, 1970, as of August 1, 1974, as of June 15, 1976, as of September 15, 1977, as of December 1, 1978, as of August 1, 1979, as of February 15, 1980, as of August 15, 1981, as of May 15, 1982, as of June 15, 1982, as of March 1, 1983, as of June 15, 1984, as of May 15, 1985,
as of August 1, 1986, as of May 1, 1987, as of December 15, 1987, as of December 1, 1988, as of April 1, 1991, as of March 15, 1992, as of May 1, 1992, as of May 15, 1992, as of October 15, 1992, as of September 1, 1993, and as of March 15, 1999, respectively (the Original Indenture as so amended and supplemented being hereinafter referred to as the "Mortgage"); and

     WHEREAS, all mortgages formerly constituting prior liens upon properties and franchises of the Company have been heretofore discharged (except to the extent, if any, that under the agreement between the Company and the City of Rochester, dated September 5, 1892, and agreements supplemental hereto, the City may still have the right to purchase the subways owned by the Company upon the terms and conditions therein stated), and the lien of the Mortgage now constitutes a first mortgage lien upon all properties and franchises of the Company which are subject to the lien thereof; and

     WHEREAS, there are now issued and outstanding under the Mortgage bonds in the aggregate principal amount of $580,500,000 as follows:

                 Designation               Principal Amount
                 -----------               ----------------

     Series PP...........................    100,000,000
     Series QQ...........................    100,000,000
     Series RR...........................     10,500,000
     Series SS...........................     50,000,000
     Secured Medium-Term
      Notes, Series A....................    170,000,000
     Secured Medium-Term
      Notes, Series B....................    150,000,000

and no bonds of any other series are issued or outstanding under the Mortgage;
and

     WHEREAS, the Company desires to issue additional bonds under the Mortgage, of a new series to be designated "First Mortgage 6.95% Bonds, due 2011, Series TT" (hereinafter sometimes called "bonds of Series TT"); and

     WHEREAS, as is provided or permitted by the Mortgage, for the purpose of better assuring and confirming unto the Trustee certain additional property which has been acquired by the Company and is intended to be subject to the lien of the Mortgage, the Company desires by this Supplemental Indenture expressly to subject such property to the lien of the Mortgage as hereinafter more particularly set forth; and

     WHEREAS, all provisions of the Mortgage pertinent to the execution and delivery of this Supplemental Indenture and to the taking of the action referred to herein have been complied with and the Company, pursuant to due and appropriate corporate action, duly had and taken before the execution and delivery hereof, has duly authorized and directed the execution and delivery to the Trustee of this Supplemental Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture, in the form and terms hereof, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the premises and of the sum of One Dollar to the Company duly paid by the Trustee at or before the sealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, and in consideration of the purchase and acceptance of the bonds of Series TT by the holders thereof, and in order to secure the payment of the principal, interest and premium, if any, on all bonds at any time issued under and secured by the Original Indenture, as from time to time amended and supplemented, according to their tenor, purport and effect and to secure the performance and observance of all the covenants and conditions in such bonds and in the Original Indenture, as from time to time amended and supplemented, contained, and for the purpose of better assuring and confirming unto the Trustee the property mortgaged or intended to be mortgaged by the Original Indenture, as from time to time amended and supplemented (other than property disposed of in accordance with the provisions of the Original Indenture, as from time to time amended and supplemented), the Company by these presents does expressly confirm the conveyance and transfer to the Trustee of such property and does grant, bargain, sell, convey and transfer, unto the Trustee, party of the second part, its successors and assigns, forever, all and singular, the following property:

                                  CLAUSE FIRST

     All the property described or referred to in the deeds set forth in Schedule A hereto annexed and made a part hereof as fully as if set forth herein at length.

                                 CLAUSE SECOND

     Any and all the rents, issues and profits, tolls and other income of said property.

     TO HAVE AND TO HOLD the properties, franchises, premises, rights, appurtenances and privileges hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successors and assigns forever;

     SUBJECT, HOWEVER, to excepted encumbrances as defined in Section 1.02 of the Mortgage;

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under and secured by the Original Indenture, as from time to time amended and supplemented;

     AND UPON THE TRUST, USES AND PURPOSES and subject to the terms, covenants, agreements and conditions set forth in the Mortgage as amended and supplemented by this Supplemental Indenture.

                                   ARTICLE I
                               BONDS OF SERIES TT

     SECTION ONE. The bonds of Series TT shall be designated "First Mortgage 6.95% Bonds, due 2011, Series TT." The bonds of Series TT may be executed on behalf of the Company by its President or any Vice President by his manual or facsimile signature under its corporate seal, which may be in the form of a facsimile seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the bonds of Series TT, attested by its Secretary or an Assistant Secretary by his manual or facsimile signature, and shall be delivered to the Trustee for authentication by it, and thereupon, as provided in the Mortgage as hereby supplemented and not otherwise, the Trustee shall authenticate the bonds of Series TT and shall deliver the same to the Company upon its written order. The bonds of Series TT shall be fully registered bonds without coupons and shall be dated as provided in Section 2.07 of the Mortgage. All bonds of Series TT shall be payable on April 1, 2011, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts, and shall bear interest, payable in like coin or currency, at the rate of 6.95 percent (6.95%) per annum, computed on the basis of a 360-day year of twelve 30-day months, semi-annually on April 1 and October 1 of each year, until maturity, according to the terms of the bonds or on prior redemption or by declaration or otherwise, and, after the date of such maturity, at the same rate of interest borne prior to maturity by the principal of the bonds of Series TT from such date of maturity until they shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest at the same rate of interest borne by the principal of the bonds of Series TT. The persons in whose names bonds of Series TT are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (except that in case of any redemption of bonds of Series TT as provided for herein on a date subsequent to the record date and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of any bond of Series TT upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if, and to the extent, the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of Series TT are registered on the day immediately preceding the date of payment of such defaulted interest or, at the election of the Company, on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of bonds of Series TT not less than fifteen days preceding such subsequent record date. The term "record date" shall mean, with respect to any regular semi-annual interest payment date, the close of business on the 15th day of the calendar month next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

     Principal of and interest on the bonds of Series TT shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     The bonds of Series TT shall be redeemable at the option of the Company on any date prior to maturity, as a whole or from time to time in part, upon notice given by mailing the same to each registered holder directed to his registered address not less than thirty (30) nor more than ninety (90) days before the redemption date, at a redemption price equal to the accrued interest on the bonds of Series TT being redeemed to the date of redemption (the "Redemption Date") plus the greater of: (i) 100% of the principal amount of bonds of Series TT being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series TT being redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus thirty (30) basis points, as calculated by an Independent Investment Banker. For purposes of this paragraph the following terms shall have the following meanings:

               "Adjusted Treasury Rate" means, with respect to any Calculation
     Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after maturity date of the bonds of Series TT, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

               "Calculation Date" means the third business day preceding the applicable Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of Series TT that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series TT.

               "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or
     (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

               "Primary Treasury Dealer means a primary U.S. Government securities dealer in New York City.

               "Reference Treasury Dealer" means: (i) each of Morgan Stanley & Co. Incorporated, BNY Capital Markets, Inc., Chase Securities Inc. and Mellon Financial Markets, LLC, and their respective successors; provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Calculation Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

     The bonds of Series TT shall also be redeemable on any date prior to maturity, on the conditions referred to in this paragraph, on like mailing of notice of such redemption, at 100% of the principal amount thereof, together with accrued interest to the date of redemption (sometimes hereinafter referred to as the special redemption price). Redemption as a whole, but not in part only, at said special redemption price may be effected as provided in Section
5.08 of the Mortgage. Redemption as a whole or from time to time in part at said special redemption price may also be effected out of cash deposited pursuant to Sections 4.06 and 4.19 of the Mortgage, the accrued interest in case of any such redemption to be provided for by the Company pursuant to the provisions of Section 5.07 of the Mortgage. Any notice of redemption of bonds of Series TT out of cash deposited pursuant to said Sections 4.06 and 4.19 shall state that the redemption is to be effected out of cash deposited pursuant to said Section 4.06 or said
Section 4.19, as the case may be.

     Bonds of Series TT shall be issuable in minimum denominations of $100,000 and in denominations exceeding such amount in integral multiples of $1,000. The bonds of Series TT may be exchanged (without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by it) at the option of the holders thereof, in like aggregate principal amounts for bonds of Series TT of other authorized denominations.

     The Company shall not be required to make exchanges or registrations of transfer of bonds of Series TT for a period of ten days next preceding the mailing of notice of redemption of bonds of Series TT, and the Company shall not be required to exchange or register the transfer of any bond of Series TT selected, called or being called for redemption or, in the case of a bond of Series TT to be redeemed in part, that portion so to be redeemed.

     The bonds of Series TT will be issued as definitive bonds which, at the option of the Company, may be fully engraved or may be printed or lithographed.

     SECTION TWO. The bonds of Series TT shall be substantially in the following form:

                      [FORM OF FACE OF BOND OF SERIES TT]

                     ROCHESTER GAS AND ELECTRIC CORPORATION

$................................             No. .............................

                 FIRST MORTGAGE 6.95% BOND, DUE 2011, SERIES TT
                               DUE APRIL 1, 2011

     ROCHESTER GAS AND ELECTRIC CORPORATION, a corporation organized and existing under the laws of the State of New York (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns on April 1, 2011, at the office or agency of the Company in the Borough of Manhattan, The City of New York,


Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay at said office or agency, in like coin or currency, interest thereon, semi-annually on April 1 and October 1 of each year, at the rate of 6.95 percent (6.95%) per annum, computed on the basis of a 360-day year of twelve 30-day months, from the April 1 or October 1, as the case may be, next preceding the date hereof to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to October 1, 2001 in which case from April 6, 2001, until this bond shall mature according to its terms or on prior redemption or by declaration or otherwise, and, after the date of such maturity, at the same rate of interest borne prior to maturity by the principal hereof from such date of maturity until this bond shall be paid or payment hereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) to pay interest on any overdue installment of interest at the same rate of interest borne by the principal hereof. The interest so payable on any April 1 and October 1 will, subject to certain exceptions provided in the Mortgage referred to on the reverse hereof, be paid to the person in whose name this bond (or the bond or bonds in exchange or substitution for which this bond was issued) was registered at the close of business on the 15th day of the calendar month next preceding such April 1 and October 1.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not become valid or obligatory for any purpose until Bankers Trust Company, or its successor as Trustee under the Mortgage, shall have signed the certificate of authentication hereon.

     IN WITNESS WHEREOF, ROCHESTER GAS AND ELECTRIC CORPORATION has caused this bond to be signed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.


Dated: April 6, 2001                 ROCHESTER GAS AND ELECTRIC CORPORATION


                                     By ...................................
                                                  Vice President



[CORPORATE SEAL]



Attest:


 ..................................
            Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This bond is one of the issue of bonds, of the series designated therein, described in the Mortgage referred to on the reverse hereof.

                                     BANKERS TRUST COMPANY,
                                            Trustee,



                                     By ...................................
                                                 Authorized Officer

                     [FORM OF REVERSE OF BOND OF SERIES TT]

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage 6.95% Bonds, due 2011, Series TT, all bonds of all series issued and to be issued under and secured by an Indenture of Mortgage dated September 1, 1918, as amended and/or supplemented by forty-one Supplemental Indentures, all executed by the Company to Bankers Trust Company, a corporation of the State of New York, as Trustee, and together herein called the Mortgage, to which Indenture of Mortgage and all indentures and conveyances supplemental thereto reference is made for a complete description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured.

     The Mortgage contains provisions permitting, under certain conditions, the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding to waive any past default under the Mortgage and its consequences except an event of default (i) in respect of the payment of the principal of or interest on any bond, (ii) arising from the creation (not including in such term existing liens on property acquired after March 1, 1949) of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property or (iii) in respect of the waiver of which specific provision is otherwise made in the Mortgage. The Mortgage also contains a provision that under certain circumstances if, after the principal of all bonds then outstanding under the Mortgage shall have been declared due and payable, as provided in the Mortgage, all defaults under the Mortgage shall have been remedied, then the holders of a majority in principal amount of the bonds then secured by and outstanding under the Mortgage, by written notice to the Company and to the Trustee, may waive and rescind such default and its consequences. The Mortgage also contains provisions permitting the Company and Trustee, with the consent of the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding, to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or of any supplemental indenture or modifying in any manner the rights of the holders of the bonds; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest, without the consent of the holder of each bond so affected, or (b) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds, or (c) permit the creation of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage, without the consent of the holders of all bonds. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond (and any bond issued in lieu hereof or exchange herefor), irrespective of whether or not any notation of such waiver or consent is made upon this bond.

     The bonds of Series TT are issuable in fully registered form, in minimum denominations of $100,000 and in denominations exceeding such amount in integral multiples of $1,000. This bond is transferable in the manner and subject to the limitations prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, and this bond may be exchanged for a like aggregate principal amount of bonds of the same series of other authorized denominations, at the principal corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and cancellation of this bond, without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any related tax or taxes or other governmental charges required to be paid by it. The Company, the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

     The bonds of Series TT are redeemable at the option of the Company on any date prior to maturity, as a whole or from time to time in part, upon notice given by mailing the same to each registered holder directed to his registered address not less than thirty (30) nor more than ninety (90) days before the redemption date, at a redemption price equal to the accrued interest on the bonds of Series TT being redeemed to the date of redemption (the "Redemption Date") plus the greater of: (i) 100% of the principal amount of bonds of Series TT being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of Series TT being redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus thirty (30) basis points, as calculated by an Independent Investment Banker. For purposes of this paragraph the following terms shall have the following meanings:

               "Adjusted Treasury Rate" means, with respect to any Calculation
     Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal

     Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after maturity date of the bonds of Series TT, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the Calculation Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Calculation Date.

               "Calculation Date" means the third business day preceding the applicable Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of Series TT that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Series TT.

               "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Calculation Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or
     (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

               "Primary Treasury Dealer means a primary U.S. Government securities dealer in New York City.

               "Reference Treasury Dealer" means: (i) each of Morgan Stanley & Co. Incorporated, BNY Capital Markets, Inc., Chase Securities Inc. and Mellon Financial Markets, LLC, and their respective successors; provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Calculation Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the Calculation Date.

     The bonds of Series TT may also be redeemed on any date prior to maturity, on certain conditions referred to in the Mortgage, on giving notice of such redemption as provided in the Mortgage, at 100% of the principal amount thereof, together with accrued interest to the date of redemption.

     It is provided in the Mortgage that any notice of redemption of bonds may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and shall be of no effect unless such moneys are so received before such date.

     The Mortgage provides that if the Company shall deposit with Bankers Trust Company or its successor as Trustee in trust for the purpose funds sufficient to pay the applicable redemption price for any series of bonds (including any portions, constituting $1,000 or a multiple thereof, of fully registered bonds), and all interest payable on such bonds (or portions) to the date on which they become due and payable upon redemption, and complies with the other provisions of the Mortgage in respect thereof, then from the date of redemption such bonds (or portions) shall no longer be secured by the lien of the Mortgage or bear interest.

     The Mortgage provides that if the Company shall deposit with Bankers Trust Company or its successor as Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be secured by the lien of the Mortgage.

     The Mortgage provides that, upon any partial redemption of a fully registered bond, upon surrender thereof endorsed for transfer, new bonds of the same series and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor.

     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of an event of default as in the Mortgage provided.

                   [END OF REVERSE SIDE OF BOND OF SERIES TT]

                                   ARTICLE II
                               Sundry Provisions

     SECTION ONE. The Trustee hereby accepts the trust herein declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as hereby amended and supplemented.

     SECTION TWO. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Nor shall the Trustee, subject to the provisions of Sections 10.01 and 10.02 of the Mortgage, be answerable or accountable for anything whatsoever in connection with this Supplemental Indenture, except its own misconduct or negligence.

     SECTION THREE. In compliance with Section 13 of the Lien Law of the State of New York, the Company hereby agrees that it will receive the advances secured by the Mortgage, as amended and supplemented hereby, and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement, if any, as required by said Lien Law, and that it will apply the same first to the payment of the cost of the improvement, if any, before using any part of the total of the same for any other purpose.

     SECTION FOUR. This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, Rochester Gas Electric Corporation has caused this Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and Bankers Trust Company, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be signed in its name and behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Associates, as of the day and year first above written, this 4th day of April, 2001.

                             ROCHESTER GAS AND ELECTRIC CORPORATION


                             By ..............................................
                                  Mark Keogh, Vice President and Treasurer


[CORPORATE SEAL]


Attest:



 .......................................
David C. Heiligman, Vice President
and Corporate Secretary




STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF MONROE        )


     On the 4th day of April, in the year 2001, before me, the undersigned, personally appeared MARK KEOGH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                        _____________________________________
                                                    Notary Public

                                     BANKERS TRUST COMPANY,
                                            Trustee,


                                     By ...................................
                                             Carol Ng, Vice President


[CORPORATE SEAL]


Attest:



 .....................................
       Daniel Chipko, Associate



STATE OF NEW YORK       )
                        )  SS.:
COUNTY OF NEW YORK      )


     On the 4th day of April, in the year 2001, before me, the undersigned, personally appeared CAROL NG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                        _____________________________________
                                                    Notary Public

                                   SCHEDULE A

                           TO SUPPLEMENTAL INDENTURE

                           Dated as of April 1, 2001

               Between Rochester Gas and Electric Corporation and
                         Bankers Trust Company, Trustee


                Deed Recorded in the Wayne County Clerk's Office
              on March 3, 2000 in Liber 976 of Deeds, at Page 472

ALL THAT TRACT OR PARCEL OF LAND being part of Town Lot 12, Township 14, Range 3, Town of Ontario, Wayne County, State of New York, and more particularly described as follows:

COMMENCING at a point at the northeast corner of lands reputedly owned by Steven
C. Chapman (formerly owned by American Roadways); thence N 84-30-00 W, 422.77 feet to the northwest corner of said property as shown on a map entitled "Final Plan American Roadways", by R. Ronald Kreiling, P.E., L.S., Dwg. No. 80-530 dated November 14, 1980, filed in Wayne County Clerk's Office, No. 12565; thence S 08-40-00 W, 433.62 feet to a point being the northeast corner of lands here being conveyed and being the true point of beginning; thence,

1. S 08-40-00 W, 150.00 feet to a point on the north right-of-way line (100' wide) of Ontario Midland Railroad; thence

2. N 84-30-00 W, 122.97 feet along the north R.O.W. line to the point of curvature; thence

3. Westerly along a curve to the right delta angle 00-37-57, radius 11509.20 feet, arc length 127.08 feet to a point being the southwest corner of lands here being conveyed; thence

4.   N 08-40-00 E, 150.70 feet to a point; thence

5. S 84-30-00 E, 250.00 feet to the point and place of beginning; comprising an area of 0.860 acres to R.O.W. line.

All as shown on a map entitled "Final Plan R. G. & E. Subdivision Beh Industrial Park", by Kreiling Associates, P.E., L.S., P.C., Dwg. No. 99-3810-1, filed in the Wayne County Clerk's Office, #24397.